UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, NGM Biopharmaceuticals, Inc. (“NGM” or the “Company”) entered into that certain Research Collaboration, Product Development and License Agreement, dated as of February 18, 2015 and as subsequently amended (the “Collaboration Agreement”), with Merck Sharp & Dohme Corp. (“Merck”).  Under the terms of the Collaboration Agreement, Merck was required to notify NGM no later than March 17, 2021 of its unilateral decision whether to exercise its option to extend the research and early development program under the collaboration, referred to as the research phase of the collaboration, for an additional two-year term through March 16, 2024. In March 2021, Merck initiated discussions with NGM with respect to elements of the ongoing collaboration that might be optimized to better address the evolving interests and priorities of both NGM and Merck during the remainder of the current research phase through March 16, 2022 and during any extension of the current research phase and any resulting “tail period” of up to three years (as provided for under the Collaboration Agreement). In this regard, the parties are negotiating in good faith certain modifications to the terms of the Collaboration Agreement. In order to allow such negotiations to proceed, Merck and NGM entered into a letter agreement, dated as of March 12, 2021 (the “Letter Agreement”), pursuant to which Merck and NGM have agreed to extend the March 17, 2021 deadline for Merck to deliver its research phase extension notification decision until June 30, 2021. Refer to NGM’s annual report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2021 (the “2020 10-K”), for additional information regarding NGM’s collaboration with Merck.

Forward-Looking Statements

Statements contained in this current report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “might,” “any,” “expect” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the Company and Merck potentially reaching agreement on the terms of a modified collaboration; any extension of the research phase of the collaboration; and other statements that are not historical fact. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this current report on Form 8-K. These forward-looking statements are subject to risks and uncertainties, including, without limitation, the risks that Merck may elect not to extend the research phase of the collaboration and the Company may otherwise be unable to reach agreement with Merck on the terms of a modified collaboration and, regardless of whether the Company and Merck reach agreement on the terms of a modified collaboration, the Company expects that Merck will not provide research funding for certain of NGM’s product candidates and the Company’s collaboration with Merck involves numerous other risks, any of which could materially and adversely affect the Company’s business and financial condition; the sufficiency of the Company’s cash resources and need for additional capital; and other risks and uncertainties affecting the Company, its development programs and its collaboration with Merck, including those discussed in the section titled “Risk Factors” in the 2020 10-K and future filings and reports that the Company makes from time to time with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of March 12, 2021, by and between Merck Sharp & Dohme Corp. and NGM Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: March 15, 2021	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer